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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2009

TYCO ELECTRONICS LTD.
(Exact Name of Registrant as Specified in its Charter)

Switzerland (Jurisdiction of Incorporation)	98-0518048 (IRS Employer Identification Number)
001-33260 (Commission File Number)

Rheinstrasse 20
CH-8200 Schaffhausen
Switzerland
(Address of Principal Executive Offices, including Zip Code)

+41 (0)52 633 66 61
(Registrant's Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

        As previously reported, at the special general meeting of Tyco Electronics Ltd. (the "Company") held on June 22, 2009, the Company's shareholders approved a distribution to shareholders in the form of a par value reduction of 0.17 Swiss francs (CHF) per share. The distribution will be paid in US dollars equal to US$ 0.16 per share on or about September 21, 2009 to the Company's shareholders of record at the close of business on September 11, 2009.

        The Company's amended and restated Articles of Association, reflecting the par value reduction of CHF 0.17 per share, became effective upon their filing with the commercial register of the Canton of Schaffhausen, Switzerland on September 11, 2009 and, as a result, the par value of each share of the Company is now CHF 2.43.

        A copy of the amended and restated Articles of Association is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)
Exhibits

Exhibit Number	Description
3.1	Articles of Association of Tyco Electronics Ltd. (Tyco Electronics AG) (Tyco Electronics SA), as amended and restated
4.1	Form of Share Certificate (reflecting the par value of CHF 2.43 per share)

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYCO ELECTRONICS LTD. (Registrant)
By:	/s/ HAROLD G. BARKSDALE Harold G. Barksdale Corporate Secretary

Date: September 16, 2009

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  Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
  Item 9.01. Financial Statements and Exhibits.
SIGNATURES